EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Cardia, Inc. of our report dated March 18, 1999, relating to the financial statements of Cardia, Inc., which appears in such Registration Statement. We also consent to the reference to us made under the heading "Independent Accountants."


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
August 9, 1999